                                                           Registration No. 33 -

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ScanSource, Inc.
            (Exact name of registrant as specified in its charter)


       South Carolina                                            57-0965380
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


6 Logue Court, Suite G
Greenville, South Carolina                                              29615
(Address of principal executive offices)                              (Zip code)


                  SCANSOURCE, INC. 1997 STOCK INCENTIVE PLAN

          SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR STEVEN H. OWINGS
           SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR MICHAEL L. BAUR
          SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR JEFFERY A. BRYSON
           SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR PAIGE ROSAMOND
          SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR BARRY ROBINSON
           SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR JEFF SHANAHAN
      SCANSOURCE, INC. 1997 STOCK OPTION PLAN FOR GEORGE R. MCDOUGALD, III

         SCANSOURCE, INC. 1996 STOCK OPTION PLAN FOR STEVEN R. FISCHER
           SCANSOURCE, INC. 1996 STOCK OPTION PLAN FOR JAMES G. FOODY
       SCANSOURCE, INC. 1996 STOCK OPTION PLAN FOR ROBERT S. MCLAIN, JR.
          SCANSOURCE, INC. 1996 STOCK OPTION PLAN FOR STEVEN H. OWINGS
          SCANSOURCE, INC. 1996 STOCK OPTION PLAN FOR MICHAEL L. BAUR

       SCANSOURCE, INC. 1995 STOCK OPTION PLAN FOR ROBERT S. MCLAIN, JR.
         SCANSOURCE, INC. 1995 STOCK OPTION PLAN FOR EDWARD J. SOLOMAN
                           (Full title of the plans)

                               JEFFERY A. BRYSON
                            Chief Financial Officer
                            6 Logue Court, Suite G
                       Greenville, South Carolina 29615
                                (803) 288-2432
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                                          (COVER PAGE CONTINUED)
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

(COVER PAGE CONTINUED)



                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
     Title of Each Class                                    Proposed Maximum          Proposed Maximum
      of Securities to                   Amount to be        Offering Price          Aggregate Offering       Amount of
        be Registered                   Registered (1)       Per Share (2)                Price (2)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (3)            200,000                $ 20.94                 $4,188,000          $1,235.46
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (4)             70,000                  16.50                  1,155,000             340.73
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (5)             10,000                  16.50                    165,000              48.67
 ---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (6)              5,000                  16.50                     82,500              24.34
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (7)              1,000                  14.00                     14,000               4.13
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (8)             10,000                 16.625                    166,250              49.04
 ---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (9)             10,000                 16.625                    166,250              49.04
 ---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (10)            23,000                  17.00                    391,000             115.35
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (11)             5,000                  11.25                     56,250              16.59
 ---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (12)             5,000                  11.25                     56,250              16.59
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (13)             5,000                  14.50                     72,500              21.39
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (14)             5,000                  10.75                     53,750              15.86
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (15)            30,000                  14.50                    435,000             128.33
 ---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (16)            16,000                  14.50                    232,000              68.44
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (17)            10,000                  8.625                     86,250              25.44
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (18)            10,000                 10.875                    108,750              32.08
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                        --                     --                         --            $2,191.48
============================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the plans in connection with share splits, share dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the exercise prices of outstanding options and, with respect to shares not subject to outstanding options, based on the average of the bid and asked quotations for the Registrant's Common Stock on the Nasdaq National Market on April 3, 1998.

(3)  Shares issuable under the ScanSource, Inc. 1997 Stock Incentive Plan.

(4) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Steven H. Owings.

(5) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Michael L. Baur.

(6) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Jeffery A. Bryson.

(7) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond.

(8) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Barry Robinson.

(9) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for Jeff Shanahan.

(10) Shares issuable under the ScanSource, Inc. 1997 Stock Option Plan for George R. McDougald, III.

(11) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for Steven R. Fischer.

(12) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for James
     G. Foody.

(13) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for Robert S. McLain, Jr.

(14) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for Robert S. McLain, Jr.

(15) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for Steven H. Owings.

(16) Shares issuable under the ScanSource, Inc. 1996 Stock Option Plan for Michael L. Baur.

(17) Shares issuable under the ScanSource, Inc. 1995 Stock Option Plan for Robert S. McLain, Jr.

(18) Shares issuable under the ScanSource, Inc. 1995 Stock Option Plan for Edward J. Soloman.



This Registration Statement on Form S-8 relates to the shares of common stock, no par value per share, of ScanSource, Inc. (the "Company") issuable pursuant to the terms of the following employee benefit plans:

      200,000 shares - ScanSource, Inc. 1997 Stock Incentive Plan.

      70,000 shares -  ScanSource, Inc. 1997 Stock Option Plan for Steven H. Owings,
                          reflected by the ScanSource, Inc. Stock Option Agreement
                          dated January 17, 1997 by and between the Company and Steven
                          H. Owings.

      10,000 shares -  ScanSource, Inc. 1997 Stock Option Plan for Michael L. Baur,
                          reflected by the ScanSource, Inc. Stock Option Agreement
                          dated January 17, 1997 by and between the Company and
                          Michael L. Baur.

      5,000 shares -      ScanSource, Inc. 1997 Stock Option Plan for Jeffery A.
                          Bryson, reflected by the ScanSource, Inc. Stock Option
                          Agreement dated January 17, 1997 by and between the Company and Jeffery A. Bryson.

      1,000 shares -      ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond,
                          reflected by the ScanSource, Inc. Stock Option Agreement
                          dated March 19, 1997 by and between the Company and Paige
                          Rosamond.

      10,000 shares -  ScanSource, Inc. 1997 Stock Option Plan for Barry Robinson,
                          reflected by the ScanSource, Inc. Stock Option Agreement
                          dated September 9, 1997 by and between the Company and Barry
                          Robinson.

      10,000 shares -  ScanSource, Inc. 1997 Stock Option Plan for Jeff Shanhan,
                          reflected by the ScanSource, Inc. Stock Option Agreement
                          dated September 9, 1997 by and between the Company and Jeff
                          Shanahan.

      23,000 shares -  ScanSource, Inc. 1997 Stock Option Plan for George R.
                          McDougald, III, reflected by the ScanSource, Inc. Stock
                          Option Agreement dated October 9, 1997 by and between the
                          Company and George R. McDougald, III.

      5,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for Steven R.
                          Fischer, reflected by the ScanSource, Inc. Stock Option
                          Agreement dated July 18, 1996 by and between the Company and
                          Steven R. Fischer.

5,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for James G. Foody,
                    reflected by the ScanSource, Inc. Stock Option Agreement dated July 18, 1996 by and between the Company and James G.
                    Foody.

5,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for Robert S.
                    McLain, Jr. reflected by the ScanSource, Inc. Stock Option
                    Agreement dated December 2, 1996 by and between the Company and Robert S. McLain, Jr.

5,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for Robert S.
                    McLain, Jr. reflected by the ScanSource, Inc. Stock Option
                    Agreement dated July 26, 1996 by and between the Company and Robert S. McLain, Jr.

30,000 shares -  ScanSource, Inc. 1996 Stock Option Plan for Steven H. Owings,
                    reflected by the ScanSource, Inc. Stock Option Agreement dated December 3, 1996 by and between the Company and Steven
                    H. Owings.

16,000 shares -  ScanSource, Inc. 1996 Stock Option Plan for Michael L. Baur,
                    reflected by the ScanSource, Inc. Stock Option Agreement dated December 3, 1996 by and between the Company and Michael L. Baur.

10,000 shares -  ScanSource, Inc. 1995 Stock Option Plan for Robert S. McLain,
                    Jr. reflected by the ScanSource, Inc. Stock Option Agreement dated June 5, 1995 by and between the Company and Robert S. McLain, Jr.

10,000 shares -  ScanSource, Inc. 1995 Stock Option Plan for Edward J. Soloman
                    reflected by the ScanSource, Inc. Stock Option Agreement dated September 1, 1995 by and between the Company and Edward J. Soloman.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

(b)   All other reports filed by the Registrant with the Commission pursuant to
      Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended June 30, 1997; and

(c) The description of the common stock, no par value, of the Registrant contained in the Registrant's Registration Statement on Form SB-2 (File no. 33-75026-A), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by the South Carolina Business Corporations Act of 1988, as amended, the Registrant's Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for any unlawful distribution as set forth in the Code of Laws of South Carolina or (iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions eliminate the right to recover monetary damages from directors except in limited circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

     The Registrant's Bylaws set forth certain indemnification provisions as a contractual right of the Registrant's directors, officers and agents.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the arrangements described above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   Page II - 2

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits listed on the Exhibit Index to this Registration Statement are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)     Rule 415 Offerings.  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i)   to include any prospectus required by Section 10(a)(3) of the
                  Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not excced that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee@ table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

                                   Page II - 3
             offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) Incorporation of Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Indemnification of Management and Control Persons. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Page II - 4

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on April 7, 1998.

                                     SCANSOURCE, INC.

                                     By: /s/ STEVEN H. OWINGS
                                        -----------------------
                                         Steven H. Owings, Chairman of the Board
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                  DATE
---------                               -----                                  ----

/s/ STEVEN H. OWINGS                    Chairman of the Board and Chief        April 7, 1998
Steven H. Owings                        Executive Officer
-----------------------------------

/s/ MICHAEL L. BAUR                     President and Director                 April 7, 1998
-----------------------------------
Michael L. Baur

/s/ JEFFERY A. BRYSON                   Chief Financial Officer and            April 7, 1998
 Jeffery A. Bryson                      Treasurer (principal financial and
-----------------------------------     accounting officer)

/s/ STEVEN R. FISCHER                              Director
-----------------------------------                                            April 7, 1998
Steven R. Fischer

/s/ JAMES G. FOODY                                 Director
-----------------------------------                                            April 7, 1998
James G. Foody

                                   Page II - 5

                                 EXHIBIT INDEX




Exhibit
Number                             Description
------                             -----------

5.1  -   Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

23.1  -  Consent of KPMG Peat Marwick LLP.

23.2 - Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1)


                                  Page II - 6